UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 9, 2023

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, Indiana  47202-3005
(Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Sections 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $2.50 par value	CMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 9, 2023, at the 2023 annual meeting of shareholders (the "Annual Meeting") of Cummins Inc. (the "Company"), the Company's shareholders approved the Cummins Inc. Employee Stock Purchase Plan (the "ESPP"), as amended, to increase the potential discount on stock purchased by employees from 15% to 20% and to increase the annual limit on the Company's aggregate matching contributions under the ESPP to $30 million from $7.5 million. The increase in the annual limit is necessary to accommodate an increase in the rate of the Company’s matching contributions and increased global participation from the Company’s eligible employees.
The Company cannot currently determine the benefits, if any, to be received under the ESPP in the future by the named executive officers of the Company.
The ESPP, as amended, is described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2023. The full text of the ESPP, as amended, appears as Annex B to that definitive proxy statement. The description of the ESPP amendment set forth above does not purport to be complete and is qualified in its entirety by reference to such materials.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 9, 2023, at the Annual Meeting of the Company, the Company’s shareholders voted on the following proposals:
•The election of twelve directors for a one-year term to expire at the Company’s 2024 annual meeting of shareholders;
•An advisory vote on the compensation of the Company’s named executive officers;
•An advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;
•The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s auditors for 2023;
•Approval of the ESPP;
•A shareholder proposal regarding an independent board chairman; and
•A shareholder proposal regarding linking executive compensation to achieving 1.5°C emissions reductions.
As of the March 7, 2023 record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 141,539,731 shares of Common Stock were outstanding and entitled to vote, each entitled to one vote per share. Approximately 88% of all votes were represented at the Annual Meeting in person or by proxy.

The following are the final votes on the matters presented for shareholder approval at the Annual Meeting.
1.Election of Twelve Directors for a One Year Term to Expire at the Company’s 2024 Annual Meeting of Shareholders

Name	For	Against	Abstain	Broker Non-Votes
N. Thomas Linebarger	106,784,943	3,778,685	416,725	12,922,893
Jennifer W. Rumsey	108,897,778	1,826,065	256,510	12,922,893
Gary L. Belske	110,193,341	485,932	301,080	12,922,893
Robert J. Bernhard	104,766,075	5,910,187	304,091	12,922,893
Bruno V. Di Leo Allen	109,645,337	1,009,847	325,169	12,922,893
Stephen B. Dobbs	97,374,401	13,297,160	308,792	12,922,893
Carla A. Harris	106,030,776	4,665,397	284,180	12,922,893
Thomas J. Lynch	106,925,335	3,746,615	308,403	12,922,893
William I. Miller	103,876,376	6,784,437	319,540	12,922,893
Georgia R. Nelson	102,071,439	8,597,796	311,118	12,922,893
Kimberly A. Nelson	109,321,819	1,366,207	292,327	12,922,893
Karen H. Quintos	109,367,970	1,316,227	296,156	12,922,893
2.Advisory Vote on the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
105,483,923	4,674,558	821,872	12,922,893
3.Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
107,687,115	276,737	2,665,616	350,885	N/A
Consistent with the greatest number of votes cast with respect to this proposal, the Board has determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers as required pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
4.Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Auditors for 2023

For	Against	Abstain	Broker Non-Votes
117,442,578	6,180,487	280,181	-
5.Approval of the ESPP

For	Against	Abstain	Broker Non-Votes
91,378,284	19,350,782	251,287	12,922,893
6.Shareholder Proposal Regarding an Independent Board Chairman

For	Against	Abstain	Broker Non-Votes
47,897,281	62,562,105	520,967	12,922,893
7.Shareholder Proposal Regarding Linking Executive Compensation to Achieving 1.5°C emissions reductions

For	Against	Abstain	Broker Non-Votes
16,659,327	93,665,876	655,150	12,922,893

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

Exhibit Index

Exhibit Number	Description
10.1
Cummins Inc. Employee Stock Purchase Plan, as amended (incorporated by reference to Annex B to the Company's definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on March 27, 2023 (File No. 001-04949)).

104	Cover Page Interactive Data File (the cover page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2023

CUMMINS INC.
/s/ SHARON R. BARNER
Sharon R. Barner Vice President - Chief Administrative Officer & Corporate Secretary